                         FOURTH AMENDMENT TO REVOLVING
                          LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT (together with all appendices, exhibits, schedules and attachments hereto, collectively this "Amendment") is made and entered into as of January 23, 1997, by and between THE ROACH ORGANIZATION, INC., a Delaware corporation and TRO LEARNING (CANADA), INC., a corporation organized under the laws of Canada (collectively, the "Borrower") and SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation with its principal place of business at One South Wacker Drive, Chicago, Illinois 60606 ("Lender").


                                   RECITALS

     WHEREAS, Borrower and Lender entered into that certain Revolving Loan and Security Agreement dated as of August 2, 1995, as amended by that certain First Amendment to Revolving Loan and Security Agreement dated as of April 26, 1996 and as further amended by that certain Second Amendment to Revolving
Loan and Security Agreement dated as of August 1, 1996 and as further amended by that certain Third Amendment to Revolving Loan and Security Agreement dated as of January 6, 1997 (collectively, the "Loan Agreement"), together with documents ancillary thereto;

     WHEREAS, Borrower has advised Lender that there currently exists an Event of Default under the Loan Agreement due to Borrower's failure to comply with: (a) Section 10.1(B) of the Loan Agreement for the third and fourth fiscal quarters ending July 31, 1996 and October 31, 1996 respectively (Borrower's failure to maintain Operating Profit measured quarterly) (the "Operating Profit Default"); (b) 10.1(H)(ii) and (iv)(the "Reporting Default"); and (c) 10.2(J)(the "Indebtedness for Borrowed Money Default");

     WHEREAS, Borrower has requested Lender to waive the Operating Profit Default, the Reporting Default and the Indebtedness for Borrowed Money Default (collectively, the "Events of Default") and to reset its financial covenants for the fiscal year ending October 31, 1997;

     WHEREAS, Lender has agreed to waive the Events of Default and to reset Borrower's financial covenants upon Borrower's execution of this Amendment and Guarantor's execution of the Reaffirmation of Guaranty of Payment and Performance attached hereto;

     NOW THEREFORE, for and in consideration of the premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

                                ARTICLE
                                   1.
                        RECITALS AND DEFINITIONS

     1.1. Borrower represents and warrants that the foregoing recitals are true and correct and constitute an integral part of this Amendment and Borrower and Lender hereby agree that all of the recitals of this Amendment are hereby incorporated herein and made a part hereof.

     1.2. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein shall have the same meanings as ascribed to them in the Loan Agreement.

                                ARTICLE
                                   2.
                     AMENDMENT OF THE LOAN AGREEMENT

     2.1. Section 10.1(B)(vii-x) are deleted in their entirety and following substituted therefor:

            (vii)      1997 - First Quarter:         ($4,221,000)
           (viii)      1997 - Second Quarter:        ($6,938,000)
            (ix)       1997 - Third Quarter:         ($3,721,000)
            (x)        1997 - Fourth Quarter:         $7,875,000


                                ARTICLE
                                   3.
                       REPRESENTATIONS AND WARRANTIES

     3.1. Borrower hereby makes the following representations and warranties to Lender, which representations and warranties shall constitute the continuing covenants of Borrower and shall remain true and correct until all of Borrower's liabilities are paid and performed in full:

           a. The representations and warranties of Borrower contained in the Loan Agreement are true and correct on and as of the date hereof as though made on and as of such date;

           b. Except for the Events of Default, no Event of Default or event which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Loan Agreement has occurred and is continuing or would result from the execution and delivery of this Amendment;

           c. Except for the Events of Default, Borrower is in full compliance with all of the terms, conditions and all provisions of the Loan Agreement and the other agreements;

           d. This Amendment and all other agreements required hereunder to be executed by Borrower and delivered to Lender, have been duly authorized, executed and delivered on Borrower's behalf pursuant to all requisite corporate authority and this Amendment and each of the other agreements required hereunder to be executed and delivered by Borrower to Lender constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights; and

           e. Borrower hereby acknowledges and agrees that Borrower has no defense, offset or counterclaim to the payment of said principal, interest, fees or other liabilities and hereby waives and relinquishes any such defense, offset or counterclaim and Borrower hereby releases Lender and its respective officers, directors, agents, affiliates, successors and assigns from any claim, demand or cause of action, known or unknown, contingent or liquidated, which may exist or hereafter be known to exist relating to any matter prior to the date hereof.

                                ARTICLE
                                   4.
                              RATIFICATION

     Except as expressly amended hereby, the Loan Agreement and all other agreements executed in connection therewith shall remain in full force and effect. The Loan Agreement, as amended hereby, and all rights and powers created thereby and thereunder or under such other agreements, are in all respects ratified and confirmed. From and after the date hereof, the Loan Agreement shall be deemed amended and modified as herein provided but, except as so amended and modified, the Loan Agreement shall continue in full force and effect and the Loan Agreement and this Amendment shall be read, taken and construed as one and the same instrument. On and after the date hereof, the term "Agreement" as used in the Loan Agreement and all other references to the Loan Agreement therein, in any other instrument, document or writing executed by Borrower or any guarantor or furnished to Lender by Borrower or any guarantor in connection therewith or herewith shall mean the Loan Agreement as amended by this Amendment.

                                       ARTICLE
                                       -------
                                         5.
                                    MISCELLANEOUS
                                    -------------

     5.1. Borrower shall promptly pay to Lender a closing fee in the amount of Five Thousand and No/100 Dollars ($5,000), which fee shall be deemed fully earned and nonrefundable at the execution by Borrower of this Amendment and shall be paid concurrently with Borrower's execution of this Amendment. Such fee shall compensate Lender for the reasonable costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Amendment, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Amendment or any other Ancillary Agreement, such as, by way of example; reasonable legal fees and expenses.

     5.2. Borrower shall deliver to Lender for the months of November, 1996 and December, 1996 unaudited financial statements which comply with the reporting requirements of Paragraph 10.1(H)(ii) of the Loan Agreement and officer's certificates which comply with the reporting requirements of Paragraph 10.1(H)(iv) of the Loan Agreement on or before February 28, 1997.

     5.3. Borrower agrees to promptly pay or reimburse all out-of-pocket costs and expenses of Lender, including without limitation, reasonable attorneys' fees, costs, expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and all other matters pertaining hereto.

     5.4. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     5.5. Lender's waiver is of the Events of Default only. Nothing contained herein shall be deemed a waiver or forbearance or create a course of conduct or otherwise estop Lender from exercising its rights due to any other Event of Default under the Loan Agreement.

     5.6. Except as otherwise specified herein, this Amendment embodies the entire agreement and understanding between Lender and Borrower with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

     5.7. The headings in this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance in construing the terms of this Amendment.

     5.8. This Amendment shall inure to the benefit of Lender and its successors and assigns and shall be binding upon and inure to the successors and assigns of Borrower, except that Borrower may not assign any of its rights in and to this Amendment.

      IN WITNESS WHEREOF, Borrower and Lender have caused this Fourth Amendment to Revolving Loan and Security Agreement to be executed and delivered as of the day and year written above.

                            THE ROACH ORGANIZATION, INC.


                            By: /s/Sharon Fierro
                               ____________________________________

                            Name: Sharon Fierro
                                 __________________________________

                            Title: SR VP & CFO
                                 __________________________________


                            TRO LEARNING CANADA, INC.


                            By: /s/Sharon Fierro
                               ____________________________________

                            Name: Sharon Fierro
                                 __________________________________

                            Title: SR VP & CFO
                                 __________________________________



                            SANWA BUSINESS CREDIT CORPORATION


                            By: /s/ Laurence J. Placek
                               __________________________________

                            Name: Laurence J. Placek
                                 ________________________________

                            Title: Vice Pres
                                  _______________________________



                           AMENDMENT IS CONTINUED ON NEXT PAGE

                                   REAFFIRMATION OF
                          GUARANTY OF PAYMENT AND PERFORMANCE
                          -----------------------------------

     THE UNDERSIGNED PARTY, as guarantor ("Guarantor") of the above Borrowers pursuant to its Guaranty of Payment and Performance (the "Guaranty") identified below, acknowledges the terms and conditions set forth in this Fourth Amendment to Revolving Loan And Security Agreement and ratifies and reaffirms its guaranty obligations as set forth in the Guaranty, as reaffirmed. To further induce Lender to enter into this Amendment, Guarantor hereby represents and warrants to Lender that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Loan Agreement or any other Ancillary Agreement, each as amended by this Amendment, or to the Guaranty (collectively, the "Claims"), nor does Guarantor have any knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Loan Agreement, any Ancillary Agreement, or the Guaranty, Guarantor hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims where the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

     DATED: As of January 23, 1997


                                 TRO LEARNING, INC.



                                 By: /s/Sharon Fierro
                                    ____________________________

                                 Name: Sharon Fierro
                                      __________________________

                                 Its: SR VP & CFO
                                      __________________________


                                 (Guaranty of Payment and Performance dated as of August 2, 1995, as reaffirmed from time to time)